EXHIBIT 23.3





                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement (No. 333-86621) of Bay View Capital Corporation on Form S-4 of our report dated January 26, 1998 appearing in the Annual Report on Form 10-K/A of Bay View Capital Corporation for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

San Francisco, California
December 10, 1999